EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
           Computation of Primary and Fully Diluted Earnings Per Share*
                                  (Unaudited)



                                                                                      Quarter Ended
                                                                                May 4,               April 29,
                                                                                1996                    1995
                                                                              --------                ------

PRIMARY:

Net Earnings                                                                 $   825,560              $   637,653
                                                                              ==========               ==========


Weighted average number of common
    shares outstanding                                                        13,874,323               13,845,796
                                                                              ==========               ==========

Earnings Per Share                                                                $0.060                   $0.046
                                                                              ==========               ==========



ASSUMING FULL DILUTION:

Net Earnings                                                                 $   825,560              $   637,653
                                                                               =========              ===========

Weighted average number of common
    shares outstanding                                                        13,874,323               13,845,796
Dilutive effect of outstanding stock options                                      67,603                  122,674
                                                                               ---------               ----------
Weighted average number of common
    shares as adjusted                                                        13,941,926               13,968,470
                                                                              ==========               ==========

Earnings per share                                                                $0.059                   $0.046
                                                                              ==========               ==========








* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.












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